UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CNL Macquarie Global Growth Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This filing is to correct the spelling of the company name in the letterhead of CNL Macquarie Global Growth Trust.

450 South Orange Avenue
CNL MACQUARIE	Orlando, Florida 32801-3336 tel 407.650.1000 800.522.3863
GLOBAL GROWTH TRUST	fax 407.650.1013 www.CNLMacquarieGlobalGrowthTrust.com

Investor Inquiries: P.O. Box 8562 Boston, Massachusetts 02266-8562

A World of Growth. A World of Opportunities.

September 29, 2010

SPECIAL MEETING ADJOURNED UNTIL OCTOBER 27, 2010

IF YOU HAVE NOT YET VOTED, WE NEED YOUR VOTE ON PROPOSAL 1

If you have already voted, no further action is required

DEAR STOCKHOLDER:

The Special Meeting of Stockholders of CNL Macquarie Global Growth Trust, Inc. (the “Company”) has been adjourned to October 27, 2010, at 10:00 a.m., Eastern Time, with respect to Proposal 1 only. The reconvened meeting will take place at the Company’s offices at 450 South Orange Avenue, Orlando, Florida, 32801-3336. This notice of adjournment of the Special Meeting of Stockholders is first being mailed to stockholders entitled to vote on Proposal 1 on September 29, 2010.

HOW TO VOTE

You may vote or change your vote on Proposal 1 by following the instructions below:

•

Proxy Card – If we have not received your vote, a Proxy Card is included with this letter. Mark your vote as to Proposal 1, sign and mail the card. If you have not received a Proxy Card with this mailing, your vote has been recorded and no further action on your part is required.

•	Internet – Open the web page: https://www.eproxy.com/cmggt and follow the online instructions to cast your vote. Your control number is located on the Proxy Card.

•	Phone – Please refer to the Proxy Card for telephone voting instructions and your control number.

MAJORITY VOTE REQUIRED ON PROPOSAL 1 – To Approve the Second Amendment and Restatement of the Company’s Charter.

The adoption of the proposed second amendment and restatement of the Company’s articles of incorporation (the “Charter”) requires the affirmative vote of a majority of the issued and outstanding shares held by stockholders who are entitled to vote on Proposal 1. In determining the requisite percentage in interest of shares necessary to establish a quorum and approve Proposal 1, any shares owned by the Advisor and its affiliates shall not be included.

The meeting scheduled for September 27, 2010, was adjourned due to lack of a quorum. The Company’s bylaws provide that if a quorum is not present at a meeting, the stockholders, present at the meeting in person or by proxy, may vote to adjourn the meeting to a date not more than 120 days after the original record date, without notice other than an announcement of such adjournment at the meeting. Please take the time now to cast your vote and help limit our proxy solicitation expenses. Your vote is important no matter how many shares you hold. Your Board of Directors recommends that you vote “FOR” Proposal 1. If you have already voted, you do not need to take any further action unless you wish to change your vote on Proposal 1.

INTENT OF THE PROPOSED AMENDMENTS TO THE CHARTER

The amendment to the definition of “Priority Return” set forth in Section 1.5 of Article 1 of the Charter changes from 8% to 6% the cumulative, non-compounded annual return on invested capital that all of our stockholders must receive before our Advisor is paid certain incentive and performance fees upon, as applicable, the sale of all or a portion of the Company’s assets, or upon the occurrence of a future liquidity event such as a sale, merger or listing of the Company.

The amendment to the definition of “Distributions” set forth in Section 1.5 of Article 1 of the Charter constitutes an editorial change clarifying that the distributions by the Company to the owners of equity shares means any distributions of money or other property, which includes the Company’s equity shares.

The amendments to Section 4.6 of Article 4 of the Charter changes any references therein to the amount of Disposition Fee from a 3% Disposition Fee to a 1% Disposition Fee. That section continues to provide that we will not pay a Disposition Fee to the Advisor in connection with our disposition of investments that are securities; however, we may pay usual and customary brokerage fees to an affiliate or related party of the Advisor, if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are sold. In addition, the amendments to Section 4.6 include certain editorial changes clarifying that, in addition to the sale of one or more of the Company’s assets, the 1% Disposition Fee payable to our Advisor also applies in the case of the sale of all of the Company’s assets, or a sale of the Company, or a portion thereof, which is consistent with the intent of the parties and the disclosure in the Company’s prospectus for its current public offering.

PLEASE ACT TODAY

Please vote today to ensure that your shares are represented on this important proposal. Voting also will help us avoid further solicitation costs by eliminating the need for future mailings and solicitation telephone calls. Remember that only Proposal 1 remains open for voting. If you have already voted, you do not need to take any further action unless you wish to change your vote on Proposal 1. You may change your vote at any time on Proposal 1 by submitting a new proxy card before October 27, 2010, or by attending the October 27, 2010, meeting in person and voting your shares.

We appreciate your participation and continued support. If you have any questions regarding the contents of this letter, please contact our proxy solicitor, Boston Financial Data Services, toll free at (888) 306-0342.

Sincerely,

Steven D. Shackelford

Secretary